Exhibit 3.105

CHARTER

OF

Six-Fifteen Productions, Incorporated

The undersigned, being a natural person having the capacity to contract and constituting the first Board of Directors prior to the election of the governing body of the corporation, does hereby adopt and execute this Charter for the purpose of organising a corporation for profit pursuant to the provisions of the Tennessee General Corporation Act and does hereby certify that:

FIRST:	The name of the corporation (hereinafter called, the “corporation”) is Six-Fifteen Productions, Incorporated.

SECOND:	The duration of the corporation is perpetual.

THIRD:	The address, including the county, of the principal office of the corporation in the State of Tennessee is 16 Music Circle South, County of Davidson, Nashville, Tennessee, 37203, C/O Randy John Wachtler.

FOURTH:	The corporation is organized for profit.

FIFTH:	The purposes for which the corporation is to be organized are as follows:

To carry on a general business of audio and visual commercial production for and on behalf of corporations and persons in the advertising business and the general public.

To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, assemble, install, service, maintain, license as licensor or licensee, lease as lessor or lessee, and generally deal in and with, at wholesale and retail, as principal or agent, jobber, advisor, broker, factor, merchant, and in any other lawful capacity, goods, wares, merchandise and services and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components and resultants thereof; and to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business and lawfully permitted by the Tennessee General Corporation Act.

SIXTH: The maximum number of shares which the corporation is authorized to issue is One Thousand (1,000), all of which are on a par value of one dollar (1.00) each, and all of which are of one class and shall be designated as Common Shares.

SEVENTH:	The corporation will not commence business until consideration of at least One Thousand Dollars ($1,000) has been received for the issuance of its shares.

EIGHTH:	For the management of the business and for the further regulation of the conduct of the affairs of the corporation, the number of directors, which shall be not less than the number prescribed by the Tennessee General Corporation Act, shall be fixed in the By-Laws.

NINTH:	The corporation, to the fullest extent authorized by the Tennessee General Corporation Act, shall indemnify any person who is made a party to a suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director of the corporation, and shall indemnify any person made or threatened to be made a party to a suit, civil or criminal, which any director or officer of the corporation served in any capacity. Corporate personnel other than directors and officers shall be entitled to such indemnification as may be provided by contract, by authority of the Board of Directors or otherwise provided by law.

Signed on September 13, 1985

By	/s/ Randy J. Wachtler
(Incorporator)

ARTICLES OF AMENDMENT TO THE CHARTER

OF

Six Fifteen Productions, Inc.

Pursuant to provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1. The name of the corporation is Six-Fifteen Productions, Inc.

2. The text of each amendment adopted is:

The Corporation shall move it’s offices from 16 Music Circle South to 1030 Sixteenth Ave. S. on July 1, 1986

3.	The corporation is a for-profit corporation.

4. The manner (if not set forth in the amendment) for implementation of any exchange, reclassification, or cancellation of issued shares is as follow

5. The amendment was duly adopted on June 1, 1986 by (the board of directors without shareholder approval, as such is not required).

[NOTE: Please strike the choices which do not apply to this amendment.]

6. If the amendment is not to be effective when these articles are filed by the Secretary of State, the date/time it will be effective is                                         , 19             (date)                                                                         (time).

[NOTE: The delayed effective date shall not be later than the 90th day after the date this document is filed by the Secretary of State.]

1-20-88	Six Fifteen Productions, Inc.
Signature Date	Name of Corporation

President	/s/ Randy J. Wachtler
Signer’s Capacity	Signature

RANDY J. WACHTLER
Name (typed or printed)

ARTICLES OF AMENDMENT TO THE CHARTER

CORPORATE CONTROL NUMBER (IF KNOWN) 0161493

PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:

PLEASE MARK THE BLOCK THAT APPLIES:

☑	AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.

☐ AMENDMENT IS TO BE EFFECTIVE,
MONTH DAY YEAR

(NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING.

1.	PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS ON RECORD:

Six-Fifteen Productions, Inc

IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:

Six-Fifteen Music Productions, Inc

2.	PLEASE INSERT ANY CHANGES THAT APPLY:

A.	PRINCIPAL ADDRESS: (street) 1030 16th Ave. South

Nashville	TN	37212
(state)	(state)	(zip code)

B.	REGISTERED AGENT: Randy J. Wachtler

C.	REGISTERED ADDRESS: (street) 1030 16th Ave. South

Nashville	TN	37212	Davidson
(state)	(state)	(zip code)	(county)
D.	OTHER CHANGES:

3.	THE CORPORATION IS FOR PROFIT.

4.	THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS:

5. THE AMENDMENT WAS DULY ADOPTED ON	01 15 94	BY:
MONTH DAY YEAR

(NOTE: PLEASE MARK THE BLOCK THAT APPLIES)

☑	THE INCORPORATORS.

☐	THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED.

☐	THE SHAREHOLDERS.

President	/s/ Randy Wachtler
SIGNER’S CAPACITY	SIGNATURE

/s/ Randy Wachtler
NAME OF SIGNER (TYPED OR PRINTED)

Department of State Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243	CHANGE OF REGISTERED AGENT/OFICE (BY CORPORATION)	For Office Use Only

Pursuant to the provisions of Section 48-15-102 or 48-25-108 of the Tennessee Business Corporation Act or Section 48-55-102 or 48-65-108 of the Tennessee Nonprofit Corporation Act, the undersigned corporation hereby submits this application:

1. The name of the corporation is Six-Fifteen Music Productions, Inc.

2. The street address of its current registered office is 1030 16th Avenue South, Nashville, TN 37212

3. If the current registered office is to be changed, the street address of the new registered office, the zip code of such office, and the county in which the office is located is 800 S. Gay Street, Suite 2021, Knoxville, TN 37929 (County of Knox)

4. The name of the current registered agent is RANDY J. WACHTLER

5. If the current registered agent is to be changed, the name of the new registered agent is C T Corporation System

6. After the change(s), the street addresses of the registered office and the business office of the registered agent will be identical.

1/31/11	Six-Fifteen Music Productions, Inc.
Signature Date	Name of Corporation

Vice President and Secretary	/s/ Paul Robinson
Signer’s Capacity	Signature

Paul Robinson
Name (typed or printed)

SS-4427 (Rev. 6/03)	Filing Fee $20.00	RDA 1676

DESIGNATION, REVOCATION OR CHANGE

OF

REGISTERED AGENT

OF

SIX FIFTEEN PRODUCTIONS, INCORPORATED

To the Secretary of the State of the State of Tennessee:

Pursuant to the provisions of Section 48-1201 of the Tennessee General Corporation Act, the undersigned foreign or domestic corporation or the incorporator or incorporators of a domestic corporation being organized under the Act, submit the following statement for the purpose of designating, revoking, or changing, as the case may be, the registered agent for the corporation in the State of Tennessee:

7.	The name of the corporation is SIX FIFTEEN PRODUCTIONS, INC. The address of the corporation is 16 Music Circle South, County of Davidson, City of Nashville, Tennessee 37203.

8.	The name and street address of its registered agent in the State of Tennessee shall be Randy John Wachtler, 16 Music Circle South, County of Davidson, City of Nashville, Tennessee, 37203

Dated September 13 1985.

SIX FIFTEEN PRODUCTIONS, INCORPORATED
(Name of Corporation)

By	/s/ Randy John Wachtler
Incorporator